AMENDMENT NO. 1 TO
                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

     THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of October 15, 2004, is among Genesis Bioventures,
        ---------
Inc.,  a  New  York  corporation  ("Parent");  GBI Acquisition Corp., a Delaware
                                    ------
corporation  and  a wholly owned subsidiary of Parent ("Acquisition Corp."); and
                                                        ----------------
Corgenix  Medical  Corporation, a Nevada corporation ("Target"), and amends that
                                                       ------
certain Amended and Restated Agreement and Plan of Merger dated as of May 21, 2004 among the parties hereto (the "Original Agreement").
                                          -------------------

     WHEREAS, the parties to the Original Agreement desire to amend the Original Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises herein made, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.     Amendment  and Restatement of Section 3.1 of the Original Agreement.
            -------------------------------------------------------------------
Section  3.1  is hereby amended and restated to read in its entirety as follows:

          "3.1  Merger  Consideration.
                ---------------------

               (a) The aggregate consideration payable by the PARENT in the Merger to holders of shares of TARGET capital stock ("TARGET Capital
                                                                  --------------
          Stock"),  shall, subject to Section 3.1(b) hereof, consist of Fourteen
          -----
          Million (14,000,000) shares (the "Merger Shares") of the common stock,
                                            -------------
          $0.0001  par  value  per  share,  of  PARENT  ("PARENT Common Stock").
                                                          -------------------
          Immediately prior to the transactions contemplated hereunder, PARENT shall have contributed the Merger Shares to the capital of ACQUISITION CORP. for issuance upon the Closing.

               (b) If, during the period beginning on the date first written above and ending nine months immediately following the Closing (the "Contingency Period"), PARENT Common Stock fails to trade at or above
           -------------------
          $0.53 per share for at least twelve (12) trading days in any consecutive twenty (20) trading day period, then an additional Seven Million (7,000,000) shares of PARENT Common Stock (the "Contingent
                                                                      ----------
          Shares")  shall  be issued to those former holders of shares of TARGET
          ------
          Capital Stock who tendered shares to Parent at the Closing, with each such former holder receiving Contingent Shares as per an exchange ratio determined by dividing 7,000,000 by the full amount of all of the issued and outstanding shares of TARGET Capital Stock immediately prior to the Effective Time. If issued pursuant to this Section 3(b), the Contingent Shares shall be issued within fifteen days following the expiration of the Contingency Period. PARENT


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          shall  have  deposited  the  Contingent  Shares  with  an escrow agent mutually satisfactory to PARENT and TARGET prior to the Closing. At or prior to the Closing, PARENT and TARGET shall execute and deliver an escrow agreement to govern the terms upon which the Contingent Shares shall be held in and, if applicable, released from, escrow."

     2.     Amendment  of Section 6.3 of the Original Agreement.  Section 6.3 is
            ---------------------------------------------------
hereby  amended  and  restated  as  follows:

               "6.3 Approval of Stockholders. Both PARENT and TARGET shall take,
                    ------------------------
          as promptly as reasonably practicable, and prosecute with all due and appropriate speed, such other steps reasonably necessary to obtain all stockholder and regulatory approvals required for the consummation of the Merger and the other transactions contemplated by this Agreement, including specifically, in the case of PARENT, the filing of applicable preliminary proxy materials with the SEC as promptly as practicable and, in any case, by November 30, 2004, and the mailing of definitive final proxy materials to stockholders as soon as practicable and permissible in anticipation of meetings of the shareholders of PARENT and TARGET to be held as promptly as practicable and permissible but in any case, on or before February 28, 2005, or such later date as may be approved by the parties in the sole discretion of each, for approval of the Merger and the other aforesaid transactions."

     3. Amendment of Section 9.13 of the Original Agreement. Section 9.13 is hereby amended by adding "(the "Takeout Financing")" immediately after
                                         ------------------
"financing."

     4.     A  new  section  9.19  is  hereby  inserted,  to  read  as  follows:

               "9.19  Dissenters.  The  number  of  Dissenting  Shares shall not
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          consist of more than twelve and one-half percent (12.5%) of the issued and outstanding shares of TARGET Common Stock, excluding shares owned by officers, directors, and Medical & Biological Laboratories Company, Ltd."

     5.     Amendment  of  Section 10.1 of the Original Agreement.  Section 10.1
            -----------------------------------------------------
is  hereby  amended  and  restated  as  follows:

               "10.1  Closing.  Unless this Agreement shall have been terminated
                      -------
          pursuant  to  the provisions of Article XIV hereof, the closing of the
                                          -----------
          transactions contemplated by this Agreement (the "Closing") shall take
                                                            -------
          place at the offices of PARENT 1A-3033 King George Hwy. Surrey, BC, Canada V4P 1B8, at 10:00 am, local time, on the date which is three
          (3) business days after all conditions to closing have been satisfied or are first capable of being satisfied, but in no event later than February 28, 2005 unless otherwise mutually agreed by the parties to this Agreement. The date on which the Closing occurs is referred to as the "Closing Date." The Closing shall be deemed completed as of 12:01
                ------------
          a.m.  on  the  morning  of  the  Closing  Date."


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     6.     Amendment  of  Section 14.1 of the Original Agreement.  Section 14.1
            -----------------------------------------------------
is hereby amended by replacing "July 30, 2004" with "February 28, 2005" in subsection (b) thereof, and by adding the following new paragraphs:

               "(e) by Corgenix (acting through its board of directors) if at any time prior to November 30, 2004 Corgenix is not satisfied in its sole discretion with the terms of the Takeout Financing or progress made to complete the Takeout Financing; or

               (f) by Corgenix (acting through its board of directors) if at any time between the date hereof and November 30, 2004 there shall have been any material adverse change in the financial condition of Parent."

     7.     Authorization.  This  Amendment has been duly executed and delivered
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by each party hereto and constitutes a valid and binding obligation of each such party,  enforceable  in  accordance  with  its  terms.

     8.     No  Other  Amendments.  Except  as  expressly  amended  hereby,  the
            ---------------------
provisions of the Original Agreement are and shall remain in full force and effect.

     9.     Counterparts  and  Effectiveness.  This Amendment may be executed in
            --------------------------------
any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement. If any party hereto elects to execute and deliver a counterpart signature page by means of facsimile transmission, it shall deliver an original of such counterpart to each of the other parties hereto within ten days of the date hereof, but in no event will the failure to do so affect in any way the validity of the facsimile signature or its delivery.


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     IN  WITNESS  WHEREOF, the parties have caused this Amendment to be executed as  of  the  date  first  written  above.

                              GENESIS  BIOVENTURES,  INC.

                              By:  /s/  E.  Greg  McCartney
                                   ------------------------
                              Name:  E.  Greg  McCartney
                              Its:  Chairman  and  CEO




                              GBI  ACQUISITION  CORP.

                              By:  /s/  E.  Greg  McCartney
                                   ------------------------
                                   Name:  E.  Greg  McCartney
                                   Its:  Chairman  and  CEO



                              CORGENIX  MEDICAL  CORPORATION

                              By:  /s/  Luis  R.  Lopez
                                   --------------------
                              Name:  Luis  R.  Lopez,  MD
                              Its:  CEO


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